SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                    CURRENT REPORT UNDER SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): September 2, 1998
                         Commission file number 0-10104




                             LA TEKO RESOURCES LTD.
             (Exact name of registrant as specified in its charter)



BRITISH COLUMBIA, CANADA                          87-0483319
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)               Identification No.)


SUITE 500, 625 HOWE ST.
VANCOUVER, B.C.                                   V6C 2T6
(Address of principal executive offices)          (Zip code)


              Registrant=s telephone number, including area code:
                                 (604) 688-0833



                                 NOT APPLICABLE
   (Former name, former address and formal fiscal year, if changes since last report)


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                              ITEM 5: OTHER EVENTS

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On September 2, 1998, La Teko Resources Ltd. announced that the Discovery Gulch
Option Agreement has been accepted for filing by the VSE, whereby Camnor Resources Ltd. ("Camnor") has the right to earn a 51% interest in the company's Discovery Gulch property in the Circle Mining District, Alaska.

The Discovery Gulch project covers in excess of 3,000 acres and is underlain by the same variety of schists and intrusions which host Teck Corporation's Pogo deposit. The project is road accessible. Work conducted by La Teko has defined two significant gold in soils anomalies. The first is 1,200 feet long and up to 400 feet wide as defined by the 100 ppb gold contour with a maximum value of 1,125 ppb gold. The second anomaly is 1,500 feet long and up to 400 feet wide and open as defined by the 25 ppb gold contour with the maximum value being 3,060 ppb gold. This work has demonstrated that the geological setting and geochemical signature of Discovery Gulch is similar to that at the Pogo deposit (4.5 million ounces) and several of the deposits in the Fairbanks District. The Pogo deposit is a blind target which was discovered by drilling a gold in soil anomaly.

Pursuant to the Option Agreement, Camnor can earn a 51% interest in the property by making payments of US$215,000 and by completing exploration expenditures of US$800,000 over a four-year period. A minimum exploration program of US$75,000 will be conducted on the property during 1998. Camnor will also issue 400,000 common shares to La Teko in 6 tranches of 50,000 shares. The initial payment of US$10,000 and issuance of 50,000 shares to La Teko have been completed. The 50,000 share block will be subject to a hold period expiring December 6, 1998.

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                                  SIGNATURES

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Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   LA TEKO RESOURCES LTD.


Dated: September 3, 1998           By /s/ Gerald G. Carlson
                                   Gerald G. Carlson, President & CEO